                                                               Exhibit 11


                               MAGMA COPPER COMPANY
                        Computation of Per Share Earnings
PRIMARY
- -------
                                         1994          1993         1992
                                     ------------   -----------  ------------

Net income available
  for common stock                   $75,772,000   $19,390,000   $42,671,000

Weighted average number
  of primary shares
  outstanding:

    (i)  Shares of Common Stock
          outstanding at
          January 1                   45,717,000    45,591,000    30,150,000
   (ii)  Dividends on Series B
           Preferred Stock,
           payable in
           Common Stock                       --            --     1,163,000
  (iii)  Conversion of Series B
           Preferred Stock,
           to Common
           Stock (14,133,000
           shares), weighted
           average                            --            --        77,000
   (iv)  Stock warrants exercised        111,000        17,000        18,000
    (v)  Stock options exercised         195,000       111,000       127,000
   (vi)  Restricted stock grants
           net of forfeitures             62,000            --            --
  (vii)  Common Stock equivalents
           arising from assumed
           conversion of
           outstanding warrants
           and options                 3,082,000     2,455,000     1,909,000
                                      ----------    ----------    ----------
          WEIGHTED AVERAGE NUMBER
            OF PRIMARY SHARES
            OUTSTANDING               49,167,000    48,174,000    33,444,000
                                      ==========    ==========    ==========
          NET INCOME
            PER SHARE                $      1.54   $       .40   $      1.28
                                      ==========    ==========    ==========

                                                       Exhibit 11 (continued)

                               MAGMA COPPER COMPANY
                        Computation of Per Share Earnings
FULLY DILUTED
- -------------
                                         1994         1993          1992
                                     ------------ ------------   ------------
Net income (loss)                    $87,396,000   $21,913,000   $55,281,000

  Primary weighted average
    shares outstanding                49,167,000    48,174,000    33,444,000

    (i)  Conversion of Series B
           Preferred Stock
           (930,000 shares at
           14.2857 conversion
           rate)                              --            --    13,286,000
   (ii)  Weighted average of
           conversion premium                 --            --         5,000
  (iii)  Dividends on Series B
           Preferred Stock
           payable in the form of
           Common Stock                       --            --      (930,000)
   (iv)  Weighted average of primary
           shares converted                   --            --       (77,000)
    (v)  Conversion of Series D
           Preferred Stock (weighted
           average 2 million shares
           at 3.448 conversion
           rate)                       6,896,000     3,136,000            --
   (vi)  Conversion of Series E
           Preferred Stock (weighted
           average 2 million shares
           at 3.5945 conversion)       7,189,000       611,000            --
  (vii)  Incremental shares from
           assumed conversion of
           outstanding warrants and
           options                       135,000       268,000       877,000
                                      ----------    ----------    ----------
         WEIGHTED AVERAGE NUMBER
           OF SHARES OUTSTANDING,
           ASSUMING FULL
           DILUTION                   63,387,000    52,189,000    46,605,000
                                      ==========    ==========    ==========
         NET INCOME
           per share                 $      1.38   $      .40(1) $      1.19
                                      ==========    ==========    ==========

(1) The Company's convertible preferred stock is not included in the fully diluted calculations as its effects are antidilutive.